 HANCOCK FABRICS, INC.                                              EXHIBIT 11
 COMPUTATION OF EARNINGS PER SHARE
 (unaudited)

 --------------------------------------------------------------------------------------------------
 (dollars in thousands, except for                   Thirteen Weeks Ended    Twenty-six Weeks Ended
   per share amounts)                              -----------------------  -----------------------
                                                     July 31,   August 1,    July 31,   August 1,
                                                       1994        1993        1994        1993
 --------------------------------------------------------------------------------------------------
 Primary earnings per share
   Net earnings..................................         $868        $104      $1,892        $913
                                                    ==========  ==========  ==========  ==========
   Weighted average number of
    common shares outstanding
    during period................................   21,543,771  21,376,459  21,454,855  21,357,407

   Additional shares attributable
    to common stock equivalents..................       75,945     103,516      83,570     132,120

   Shares attributable to tax
    effect of restricted stock and
    related deferred compensation................     (401,400)   (303,814)   (393,971)   (305,291)
                                                    ----------  ----------  ----------  ----------
                                                    21,218,316  21,176,161  21,144,454  21,184,236
                                                    ==========  ==========  ==========  ==========
   Earnings per share............................        $0.04       $0.00       $0.09       $0.04
                                                    ==========  ==========  ==========  ==========

 -------------------------------------------------------------------------------------------------
 Fully diluted earnings per share

   Net earnings..................................         $868        $104      $1,892        $913
                                                    ----------  ----------  ----------  ----------
   Weighted average number of
    common shares outstanding
    during period................................   21,543,771  21,376,459  21,454,855  21,357,407

   Additional shares attributable
    to common stock equivalents..................       75,945     103,516      84,098     132,120

   Shares attributable to tax
    effect of restricted stock and
    related deferred compensation................     (401,400)   (303,814)   (393,971)   (305,291)
                                                    ----------  ----------  ----------  ----------
                                                    21,218,316  21,176,161  21,144,982  21,184,236
                                                    ==========  ==========  ==========  ==========
   Earnings per share............................        $0.04       $0.00       $0.09       $0.04
                                                    ==========  ==========  ==========  ==========